UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

Commission File Number 000-56640

TRANS AMERICAN AQUACULTURE, INC.

(Exact name of small business issuer as specified in its charter)

Colorado	02-0685828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1022 Shadyside Lane

Dallas, TX 75223

(Address of principal executive offices)

(972) 358-6037

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 13, 2026, following discussions with management of Trans American Aquaculture, Inc. (the "Company"), the Company's independent registered public accounting firm, Boladale Lawal & CO (PCAOB ID 6993) (the "Auditor"), advised management that the Company's previously issued financial statements identified below should no longer be relied upon.

In connection with the preparation of the Company's year-end audit, the Company identified that certain amounts had been recorded within incorrect current-liability classifications and that additional adjustments were required that were not reflected in the previously filed financial statements, resulting in the incorrect reporting of, among other things, notes payable, accrued interest, and accumulated depreciation in the following filing (the "Affected Filing"):

•	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, originally filed with the Securities and Exchange Commission (the "SEC") on July 17, 2025.

The errors relate primarily to the misclassification of certain amounts within incorrect current-liability classifications and additional adjustments identified in connection with the preparation of the Company's year-end audit, as more fully described in Note 3 (Reclassification) to the restated financial statements. The principal corrections, in each case as of December 31, 2024, consist of: (i) accrued interest expense; (ii) related-party notes payable; (iii) the current portion of notes payable; (iv) notes payable, net of current portion, (v) other accrued expenses; and (vi) accumulated depreciation. The restatement also reflects the accounting for the December 2, 2024 deed in lieu of foreclosure by Kings Aqua Farm, LLC and the related write-off of the farm property and extinguishment of the associated note payable, together with a broodstock inventory write-down. Based on its analysis under FASB ASC 250, the Company concluded that these errors were material to the previously issued financial statements and require restatement.

As a result of the foregoing, the Company has determined that the previously issued audited consolidated financial statements contained in the Affected Filing — including the consolidated balance sheets, statements of operations, statements of shareholders' equity (deficit), and statements of cash flows — together with any related press releases, earnings releases, and investor communications describing that period, should no longer be relied upon.

The Company intends to file with the SEC an amended Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2024 to restate the affected financial statements. The nature of the errors and the effect of the restatement will be more fully described in the Explanatory Note and in the notes to the restated financial statements to be included in the Form 10-K/A.

In connection with the restatement, management, with the participation of the Company's Chief Executive Officer (who serves as the Company's principal executive officer and principal financial and accounting officer), concluded that the Company's disclosure controls and procedures were not effective as of December 31, 2024 due to material weaknesses in internal control over financial reporting, including the absence of a functioning audit committee, insufficient documentation of the Company's internal controls and procedures, and insufficient corporate governance to ensure that the Company's accounting for its contractual and other agreements is in accordance with all relevant terms and conditions. The Company has begun implementing remediation measures, including engaging a third-party consulting firm to assist management with its internal control documentation and strengthening its corporate governance and review procedures.

The conclusion that the Affected Filing should no longer be relied upon was reached by management of the Company after consultation with the Auditor.

The Company has discussed the matters disclosed in this Current Report on Form 8-K with the Auditor. The Auditor has advised the Company that it agrees with the statements made by the Company in this Item 4.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Trans American Aquaculture, Inc.

Date: July 17, 2026	By:	/s/ Adam Thomas
Adam Thomas, Chief Executive Officer

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